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                            STOCK PURCHASE AGREEMENT


         This Agreement is made as of the 17th day of May 1999, by and among Digital Convergence.com Inc., a Delaware corporation (the "Corporation"), and William S. Leftwich, a natural person residing in the State of Texas (the "Purchaser").

                                   ARTICLE I.
                               PURCHASE OF SHARES

         SECTION 1.1 PURCHASE. The Purchaser hereby purchases, and the Corporation hereby sells to the Purchaser, 750 shares of Common Stock, $.01 par value, of the Corporation (the "Purchased Shares") at a purchase price of $.10 per share (the "Purchase Price"). The Corporation and the Purchaser agree that the fair market value of the Purchased Shares as of the date of this Agreement is $.10 per share of Common Stock.

         SECTION 1.2 PAYMENT. Concurrently with the execution of this Agreement, the Purchaser shall pay the Purchase Price for the Purchased Shares by check.

         SECTION 1.3 DELIVERY OF CERTIFICATES. Concurrently with the execution of this Agreement, the Corporation shall issue and deliver certificates evidencing the Purchased Shares to the Purchaser. The Purchased Shares are subject to the Corporation's Repurchase Right under Article IV hereof and the certificates evidencing the Purchased Shares subject to the Repurchase Right shall be held in escrow by the Secretary of the Corporation as provided in
Article V hereof. Purchaser shall also deliver to the Secretary of the Corporation a duly executed blank Assignment Separate from Certificate (in the form attached hereto as EXHIBIT "A") with respect to such Purchased Shares.

         SECTION 1.4 EXECUTION OF AGREEMENT AMONG STOCKHOLDERS. Concurrently with the execution of this Agreement, the Purchaser and his spouse will execute and deliver that certain execution page for Shareholders' Agreement (IN THE FORM ATTACHED HERETO AS EXHIBIT "B") pursuant to which the Purchaser will be bound by the terms of that certain Shareholders' Agreement dated January 29, 1999 by and among the Corporation and certain prior signatories thereto.

                                   ARTICLE II.
                              TRANSFER RESTRICTIONS

         SECTION 2.1 EXEMPTION FROM REGISTRATION. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit arrangements such as this Agreement. Purchaser hereby acknowledges receipt of a copy of this Agreement.

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         SECTION 2.2 RESTRICTED SECURITIES. Purchaser hereby confirms that
Purchaser has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be sold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Purchaser is aware that Rule 144 permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified limitations. Purchaser acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Purchased Shares or other conditions under Rule 144 which are required of the Corporation. If so, Purchaser understands that Purchaser will be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to Purchaser's acquisition of the Purchased Shares, Purchaser acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire the Purchased Shares. Purchaser has such knowledge and experience in financial and business matters as to make Purchaser capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Purchaser is able to bear the economic risk of Purchaser's investment in the Purchased Stock.

         SECTION 2.3  RESTRICTIONS ON TRANSFER.

                  (a) Purchaser shall not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Corporation's Repurchase Right under Article IV.

                  (b) Purchaser hereby agrees that Purchaser shall make no disposition of the Purchased Shares unless and until:

                           (i) Purchaser shall have complied with all
                  requirements of this Agreement applicable to the disposition of the Purchased Shares;

                           (ii) Purchaser shall have complied with all
                  requirements of that certain Agreement Among Stockholders of even date herewith by and among the Corporation and the stockholders of the Corporation party thereto (the "Agreement Among Stockholders") applicable to the disposition of the Purchased Shares and shall have provided to the Corporation evidence of such compliance which is reasonably satisfactory to the Corporation;

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                  The Corporation shall NOT be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this Article II OR (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

         SECTION 2.4 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or both of the following legends:

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (ii) A `NO ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (iii) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER."

                  (b) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

                                  ARTICLE III.
                               SPECIAL PROVISIONS

         SECTION 3.1 STOCKHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article V, subject, however, to the transfer restrictions of Article II.

         SECTION 3.2 SECTION 83(b) ELECTION. Purchaser understands that under
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to its Repurchase Right under Article IV of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Purchased Shares are acquired hereunder to the extent the fair market value of the Purchased Shares differs from the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder. Purchaser understands that failure to make this filing within the thirty (30) day period will result in the

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recognition of ordinary income by the Purchaser (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER'S BEHALF. PURCHASER IS RELYING SOLELY ON PURCHASER'S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

                                   ARTICLE IV.
                                REPURCHASE RIGHT

         SECTION 4.1 GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60) day period following the date the Purchaser ceases for any reason to be employed by the Corporation or any of its direct or indirect subsidiaries (the "Repurchase Event") (or such longer period of time mutually agreed to by the parties), to repurchase at a price of $.10 per share (the "Repurchase Price") all or, at the discretion of the Corporation, any portion of the Purchased Shares in which the Purchaser has not acquired a vested interest in accordance with the vesting provisions of Section 4.3 (such shares to be hereinafter called the "Unvested Shares").

         SECTION 4.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the holder of the Unvested Shares prior to the expiration of the applicable period specified in Section
4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the holder, then the holder shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with Section 5.3 or from the holder as herein provided), pay to the holder in cash an amount equal to the Repurchase Price for the Unvested Shares that are to be repurchased.

         SECTION 4.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Purchaser vests in accordance with the schedule below. Accordingly, provided the Repurchase Event has not occurred, the Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following provisions:

                  (a) Commencing on that date following the expiration of the initial twelve (12) month period measured from the date of this Agreement (the "Initial Vesting Date"), the

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Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in a series of three annual installments each equal to thirty-three and one-third percent (33.33%) of the Purchased Shares. Such installments shall vest upon each twelve (12) month anniversary date, measured from the date of this Agreement, so long as the Repurchase Event has not occurred on or prior to such anniversary date, and there shall be no partial or pro rata vesting with respect to any portion of a twelve (12) month period in which the Repurchase Event has occurred.

         SECTION 4.4 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Section 4.3) at the time the Repurchase Event occurs, then such fractional share shall be added to any fractional share in which the Purchaser is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

         SECTION 4.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent of the Purchased Shares that are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

         SECTION 4.6 CORPORATE TRANSACTION. In the event of any of the following transactions (a "Corporate Transaction"):

                           (i) a merger or acquisition in which the Corporation
                  is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated;

                           (ii) a change in control (as defined in the
                  Corporation's 1999 Stock Compensation Plan) shall have occurred; or

                           (iii) any dissolution, winding up or liquidation of
                  the Corporation, whether voluntary or involuntary,

then the Repurchase Right shall automatically lapse in its entirety, and the Purchaser shall acquire a vested interest in all the Purchased Shares, upon the consummation of such Corporate Transaction.

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         SECTION 4.7 LEGEND. In addition to the legends required by Section 2.4, all certificates representing Purchased Shares subject to the Corporation's Repurchase Right shall be endorsed with the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THAT CERTAIN STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS TO THE CORPORATION UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

                                   ARTICLE V.
                                     ESCROW

         SECTION 5.1 DEPOSIT. Upon issuance, certificates for the Unvested Shares shall be deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of EXHIBIT A. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section
5.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, the holder shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow to the Secretary of the Corporation.

         SECTION 5.2 RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the holder and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Secretary of the Corporation to be held in escrow under this
Article V, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of Section 5.1.

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         SECTION 5.3 RELEASE SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                  (a) Should the Corporation elect to exercise the Repurchase Right under Article IV with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation for cancellation, concurrently with the payment to the holder, in cash, an amount equal to the aggregate Repurchase Price for such Unvested Shares, and the holder shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

                  (b) As the interest of the Purchaser in the Unvested Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Article IV, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the holder as follows:

                           (i) the initial release of vested shares (as well as
                  all other vested assets and securities) from escrow shall be effected within ten (10) days following the expiration of the initial twelve (12) month period measured from the date of this Agreement;

                           (ii) subsequent releases of vested shares (as well as
                  all other vested assets and securities) from escrow shall be effected at annual intervals thereafter, with the first such annual release to occur twenty-four (24) months after the date of this Agreement; and

                           (iii) upon any earlier termination of the
                  Corporation's Repurchase Right in accordance with the applicable provisions of Article IV, the Unvested Shares (as well as all other assets or securities) at the time held in escrow hereunder shall immediately be released to the holder as fully vested shares or other property.

                                   ARTICLE VI.
                               GENERAL PROVISIONS

         SECTION 6.1 ASSIGNMENT. This Agreement may not be assigned by either party hereto.

         SECTION 6.2 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon the Purchaser any right to continue in the service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Purchaser) for any period of time or interfere with or restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Purchaser), which rights are

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hereby expressly reserved by each, to terminate the Purchaser as an employee of the Corporation or any parent or subsidiary of the Corporation at any time for any reason whatsoever, with or without cause.

         SECTION 6.3 NOTICES. Any notice required under this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon receipt following deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 6.3 to all other parties to this Agreement.

         SECTION 6.4 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Rights granted under
Article IV, shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         SECTION 6.5 CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

                                  ARTICLE VII.
                     AGREEMENT REGARDING COMMUNITY PROPERTY

         The spouse of the Purchaser hereby agrees that all of the Purchased Shares presently owned or hereafter acquired by the Purchaser are, if such Purchased Shares are community property, community property subject to the sole management, control and disposition of the Purchaser, and the Purchaser and the spouse of the Purchaser agree that all Purchased Shares now owned or hereafter acquired are subject to the sole management, control and disposition of the Purchaser. All interest in such shares owned by the spouse of the Purchaser shall for all purposes of this Agreement be included in, deemed part of and be bound by the same terms hereof as the Purchased Shares of which the Purchaser is the owner; and in any action taken, offer made or offer exercised hereunder with reference to the Purchased Shares of the Purchaser, the terms of this Agreement shall be applicable to any interest in such Purchased Shares owned by the spouse of the Purchaser. The spouse of the Purchaser, or any person who becomes a spouse of the Purchaser hereafter, shall agree in writing to be bound by this Agreement. If joinder of a spouse of the Purchaser should be required by law in connection with any document

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required to be executed by the Purchaser hereunder with respect to the
Purchaser's sole management community property, upon request, such spouse shall execute any instruments necessary to effectuate the purposes of such required document.

                                  ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Purchased Shares pursuant to the express provisions of this Agreement; provided, however, that the Corporation shall pay for any of the executor's reasonable expenses incurred with regard to such additional actions, including reasonable attorneys fees.

         SECTION 8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

         SECTION 8.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         SECTION 8.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         SECTION 8.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON NEXT PAGE.)

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         IN WITNESS WHEREOF, the parties have executed this Executive Stock
Purchase Agreement on the day and year first indicated above.


                                 DIGITAL CONVERGENCE.COM INC.


                                 By:      /s/  J. Jovan Philyaw
                                    -----------------------------------
                                        J. Jovan Philyaw



                                 PURCHASER:


                                   /s/  William S. Leftwich
                                 --------------------------------------
                                 William S. Leftwich



                                   /s/
                                 --------------------------------------
                                 __________________, Spouse of Purchaser